UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

BARNES & NOBLE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain View Blvd., Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 991-2665

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01     Entry into a Material Definitive Agreement.
On July 20, 2020, Barnes & Noble Education, Inc., a Delaware corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Outerbridge Capital Management, LLC and certain of its affiliates signatory thereto (collectively, “Outerbridge”).
Pursuant to the Cooperation Agreement, and concurrently with the execution of the Cooperation Agreement, the Company (i) increased the size of the Board of Directors of the Company (the “Board”) from seven directors to eight directors such that there would be one vacancy on the Board and (ii) appointed Mr. Lowell W. Robinson as a director of the Company to serve for a term expiring at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). The Company also agreed to nominate for election to the Board at the 2020 Annual Meeting each of Mr. Robinson and, subject to the satisfactory completion of a customary vetting process, Mr. Zachary Levenick. In addition, the Cooperation Agreement provides for customary director replacement rights during the standstill period described below, provided that Outerbridge maintains beneficial ownership of at least 5.0% of the Company’s then outstanding common stock.
Pursuant to the Cooperation Agreement, and concurrently with the execution of the Cooperation Agreement, Outerbridge irrevocably withdrew its Notice of Stockholder Nomination dated June 26, 2020, and any related materials or notices submitted to the Company in connection therewith.
The Cooperation Agreement also includes, among other provisions, certain standstill commitments by Outerbridge, including but not limited to restrictions on Outerbridge’s ability to (i) engage in any solicitation of proxies or consents, (ii) encourage any person to submit nominees in furtherance of a contested solicitation for the election or removal of directors, (iii) submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders or (iv) acquire voting securities of the Company above certain thresholds. These restrictions apply during a standstill period that will terminate on the date that is five days prior to the last date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s bylaws with respect to the Company’s 2021 annual meeting of stockholders.
The Cooperation Agreement also provides that Outerbridge will vote (i) for all directors nominated by the Board for election at any annual or special meeting during the standstill period and (ii) in accordance with the recommendation of the Board on any other proposals or other business (other than certain extraordinary transactions) that comes before any annual or special meeting during the standstill period.
The description of the Cooperation Agreement contained herein is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As noted in Item 1.01 above, in connection with the Company’s execution of the Cooperation Agreement, on July 20, 2020, the Company appointed Mr. Lowell W. Robinson to the Board. The Board also appointed Mr. Robinson to the Audit Committee of the Board effective immdiately.
Mr. Robinson has significant public company board experience, including in the education sector. He is an experienced digital, education, and turnaround and M&A executive. Mr. Robinson has served as a member of the board of Medley Capital Corporation since 2018, where he sits on the Audit Committee and Special Committee of the board. He previously served on the board of Aratana Therapeutics from 2018 until its sale to ELANCO in 2019. He also previously served on the board of EVINE from 2014 to 2018 where he was Chairman of the Audit Committee and served on the Finance Committee. He also served on the board of HigherOne, a fintech education services company, from 2014 until its sale in 2016, where he chaired the Audit Committee and was on the Risk Management Committee. From 2006 to 2009 Mr. Robinson was chief financial officer and chief operating officer of MIVA, a digital marketing company. He was on the board of Edison Schools from 2002 to 2004, where he chaired the Audit Committee and was lead director; while on the board of Edison Schools, he was interim CFO for NYU Polytechnic, where he architected a highly successful turnaround. From 2000 to 2002, he served as senior vice president and chief financial officer of HotJobs, which was acquired by Yahoo Inc. Mr. Robinson has also served on the board of each of the University of Wisconsin Business School, the Council for Economic Education, the University of Wisconsin Economics Department, the Harvard Business School Club of New York, and the New York Academy of Sciences. Mr. Robinson received his Bachelor of Arts degree in Economics from the University of Wisconsin - Madison and a Master of Business Administration from Harvard Business School.

Other than as described in Item 1.01 above and this Item 5.02, there are no arrangements or understandings between Mr. Robinson and any other persons pursuant to which he was selected as a director.
In connection with his service on the Board, Mr. Robinson is entitled to receive the compensation and equity awards applicable to all of the Company’s non-employee directors. Accordingly, Mr. Robinson is entitled to an annual retainer fee of $65,000, payable in quarterly installments, and equity awards with a target value of $120,000 per year. Mr. Robinson is also eligible to receive incremental annual retainer fees for service on one or more of the Board’s committees. The Company also intends to enter into a standard form of indemnification agreement with Mr. Robinson.
There are no transactions involving Mr. Robinson that would require disclosure under Item 404(a) of Regulation S-K.
The description of the Cooperation Agreement contained herein is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.    Other Events
On July 21, 2020, the Company issued a press release announcing the appointment of Mr. Robinson to the Board and entry into the Cooperation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated July 20, 2020, by and among Barnes & Noble Education, Inc. and Outerbridge Capital Management, LLC and certain of its affiliates signatory thereto.

99.1	Press Release, dated July 21, 2020.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: July 21, 2020
BARNES & NOBLE EDUCATION, INC.,

By:     /s/ Michael C. Miller
Name:     Michael C. Miller
Title:     Chief Legal Officer and Executive Vice
President, Corporate Affairs